UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 5, 2007

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)
TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)
3601 Plains Blvd, Amarillo, Texas 79102

(Address of principal executive offices) (Zip Code)
(806) 351-2300

(Registrant’s telephone number, including area code)
NONE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective February 5, 2007, the Company terminated the employment of Mr. Michael Rigby, former Senior Vice President of Merchandising. In connection with his termination, Mr. Rigby is entitled to certain benefits in accordance with his employment contract as follows: The Company will provide severance benefits to Mr. Rigby consisting of his current base salary for up to eighteen (18) months and a payment equal to his annualized bonus under the Company’s Corporate Officer Incentive Plan, amounting to a total cash payment of up to approximately $455,175. The Company will also reimburse Mr. Rigby’s COBRA payments for a period up to eighteen (18) months. Mr. Rigby will also be vested in 6,665 previously granted, but unvested, stock option shares with an exercise price of $7.22 per share, and have the right to exercise them, and all previously vested stock option shares, for a period of ninety (90) days from February 5, 2007.
Alan Van Ongevalle has been promoted to the position of Senior Vice President of Merchandising to replace Mr. Rigby. Mr. Van Ongevalle holds over 14 years of experience with the company and has served as Vice President of Information Technology and Distribution since February 2003. From August 2002 to February 2003, he served as Vice President of Marketing and Distribution. From May 2000 to August 2002, he served as Vice President of Marketing. From August 1999 to May 2000, he served as the Senior Director of Marketing and from September 1998 to August 1999 as Director of Advertising. Mr. Van Ongevalle joined Hastings in November 1992 as a college intern and subsequently held various store management positions including Store Manager, District Leader, and Director of New Stores through September 1998.
Mr. Van Ongevalle’s employment is subject to an employment contract with the Company. He will receive a salary of $207,410 per year. He will be eligible for an annual bonus ranging from 0% to 76% of eligible salary.
John Hintz, age 41, has been promoted to Vice President of Information Technology and Distribution. John Hintz has served as Senior Director of Application Development since August 2006. From February 2006 to August 2006, he served as the Director of Application Development. From August 2003 to August 2006, he served as Director of Retail Technologies. He was promoted to Director of Store Systems in August of 2001. Mr. Hintz joined Hastings in 1987 as a store associate. He was promoted to Assistant Manager before transferring to the Point of Sale Department in August 1988. He has held various positions in the IT department, including Installations, Project Manager and HelpDesk Manager. He was part of the team that installed the original Hastings Point of Sale system in 1988.
Mr. Hintz’ employment is subject to an employment contract with the Company. He will receive a salary of $120,000 per year. He will be eligible for an annual bonus ranging from 0% to 57% of eligible salary.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2007

Hastings Entertainment, Inc. (Registrant)
By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)